PROSPECTUS and				PRICING SUPPLEMENT NO. 10
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated January 12, 1999			Dated March 29, 1999
CUSIP: 24422EKZ1				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,547,850,000
                 JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
        due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				1 April 1999

Maturity Date:				     	3 April 2000

Principal Amount:				  	$200,000,000

Interest Rate Basis:				H.15 Prime Rate

Spread:					           	Minus 286.6 Basis Points

Day Count Convention:			Actual/360

Interest Reset Dates:			Daily

Interest Determination Dates:			One day prior with
						                           	no lockout

Interest Payment Dates:				3rd or next business day
                           of each April,
						                    	July, October, &
						                    	January starting
 						                   	3 July 1999

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc.
                         has purchased the Senior Notes
                         as principal at a purchase
                         price of 99.95134% of the
                         aggregate principal amount
                         of the Senior Notes.

Chase Securities Inc.

Hans W. Becherer, our Chairman and the Chairman of Deere & Company, and John
R. Stafford, a director of Deere & Company, are directors of The Chase Manhattan Corporation and The Chase Manhattan Bank (the Senior Trustee), which are affiliates of Chase Securities Inc.